SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

Broadwing Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
BOARD STRUCTURE AND COMPENSATION
COMPENSATION INTERLOCKS AND INSIDER PARTICIPATION
ELECTION OF DIRECTORS (Item 1 on the Proxy Card)
NOMINEES FOR CLASS I DIRECTORS (Terms Expire in 2006)
CLASS II Directors (Terms Expire in 2004)
CLASS III Directors (Terms Expire in 2005)
AUDIT AND FINANCE COMMITTEE REPORT
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
Long-Term Incentive Plans – Awards in Last Fiscal Year
EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS
STOCK PERFORMANCE GRAPH
OTHER MATTERS

Broadwing Inc.

201 East Fourth Street
P. O. Box 2301
Cincinnati, Ohio 45202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 29, 2003

To Our Shareholders:

      The 2003 Annual Meeting of Shareholders of Broadwing Inc. (the “Company”) will be held on Tuesday, April 29, 2003 at 11:00 a.m. Eastern Daylight Savings Time at Reakirt Auditorium, Cincinnati Museum Center at Union Terminal, 1301 Western Avenue, Cincinnati, Ohio, 45203 for the following purposes:

1.	To elect three (3) Class I directors to serve three-year terms ending in 2006; and

2.	Consider any other matters that may properly come before the meeting or any adjournments or postponements of the meeting.

      The Board of Directors has established the close of business on March 20, 2003, as the record date (the “Record Date”) for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the meeting. Only shareholders of record at the close of business on the Record Date are entitled to vote on matters to be presented at the Annual Meeting.

      YOUR VOTE IS IMPORTANT. PLEASE TAKE A FEW MINUTES TO READ THE ENCLOSED MATERIAL AND VOTE YOUR SHARES. YOU CAN VOTE BY THE INTERNET, BY TELEPHONE, OR BY MAILING YOUR COMPLETED AND SIGNED PROXY OR VOTING INSTRUCTION CARD(S) IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU ARE THE SHAREHOLDER OF RECORD FOR YOUR SHARES, YOU CAN ALSO VOTE AT THE ANNUAL MEETING.

      Your prompt response will also help reduce proxy costs and will help you avoid receiving follow-up telephone calls or mailings. Voting by the Internet or telephone will help reduce proxy costs even further.

      We have enclosed the Proxy Statement with this notice of the Annual Meeting.

By Order of the Board of Directors
/s/ Jeffrey C. Smith
Jeffrey C. Smith
Secretary

April 4, 2003

BROADWING INC.

201 East Fourth Street

P.O. Box 2301
Cincinnati, Ohio 45202

PROXY STATEMENT

For the Annual Meeting of Shareholders

to be held on Tuesday, April 29, 2003

      This Proxy Statement and the accompanying proxy or voting instruction card are furnished to the shareholders of Broadwing Inc., an Ohio corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors for use at the 2003 Annual Meeting of Shareholders. The Annual Meeting will be held on Tuesday, April 29, 2003 at 11:00 a.m. Eastern Daylight Savings Time at Reakirt Auditorium, Cincinnati Museum Center at Union Terminal, 1301 Western Avenue, Cincinnati, Ohio, 45203. The Notice of Annual Meeting of Shareholders, this Proxy Statement, the accompanying proxy or voting instruction card, and the annual report of the Company for the year ended December 31, 2002 are first being mailed to the shareholders on or about April 4, 2003.

      The Company’s Board of Directors has established March 20, 2003, as the record date (the “Record Date”) for determining shareholders entitled to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. Only shareholders of record at the close of business on the Record Date will be entitled to vote on matters to be presented at the Annual Meeting.

      The agenda for the Annual Meeting is as follows:

1.	Elect three (3) Class I directors to serve three-year terms ending in 2006; and

2.	Consider any other matters that may properly come before the meeting or any adjournments or postponements of the meeting.

PLEASE VOTE — YOUR VOTE IS IMPORTANT

      Broadwing Inc. is a full-service local and national provider of data and voice communications services, and a regional provider of wireless communications services. The Company seeks to provide world-class telecommunications services through its well-regarded brand name and reputation for service. The Company currently operates in four business segments: Broadband, Local, Wireless and Other.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why am I receiving these proxy materials?

A:	The Company’s Board of Directors (the “Board”) is providing these proxy materials to you in connection with the Annual Meeting of Shareholders, which will take place on April 29, 2003. As a shareholder, you are invited to attend the meeting and are entitled to vote on the proposal described in this Proxy Statement.

Q:	What information is contained in these materials?

A:	This Proxy Statement includes information relating to the proposal to be voted on at the meeting, the voting process, the compensation of directors and certain officers, and certain other information required by the rules and regulations of the Securities and Exchange Commission. Also enclosed is a proxy card or voting instruction card for your use in voting. Our 2002 Annual Report, including our full 2002 consolidated financial statements, is also enclosed.

Q:	What proposals will be voted on at the meeting?

A:	There is currently one proposal scheduled to be voted on at the meeting:

The election of three (3) Class I directors to serve three-year terms ending in 2006.

Q:	What is the Board of Directors’ voting recommendation?

A:	The Board recommends that you vote your shares “FOR” each of the nominees to the Board.

Q:	What shares can I vote?

A:	You may vote all Company common shares and 6 3/4% Cumulative Convertible Preferred Shares that you own as of the close of business on the Record Date. These shares include: (1) shares held directly in your name as the shareholder of record, including common shares purchased through Broadwing’s Employee Stock Ownership Plan (ESOP), Employee Stock Purchase Plan (ESPP), Retirement Savings Plan, or Savings and Security Plan and credited to your account under any of such plans; and (2) shares held for you as the beneficial owner through a stockbroker or bank.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:	Many Broadwing shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with Broadwing’s transfer agent, The Fifth Third Bank, you are considered the shareholder of record for those shares, and Broadwing is sending these proxy materials directly to you. As a shareholder of record, you may grant your voting proxy directly to Broadwing to vote your shares or vote your shares in person at the meeting. Broadwing has enclosed a proxy card for your use in voting by proxy.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and your broker or nominee is considered to be the shareholder of record. If you are a beneficial owner, your broker or nominee has forwarded these proxy materials to you. As the beneficial owner, you may direct your broker to vote, and are also invited to attend the meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker or nominee has provided a voting instruction card for you to use in directing the broker or nominee on how to vote your shares.

Q:	How can I vote my shares at the meeting?

A:	Shares held directly in your name as the shareholder of record may be voted in person at the Annual Meeting. Shares you own beneficially, in street name, cannot be voted at the Annual Meeting unless you obtain a proxy from the shareholder of record authorizing you to vote these shares at the Annual Meeting. If you choose to attend the meeting and vote in person, please bring the enclosed proxy card and proof of identification.

Q:	How can I vote my shares without attending the meeting?

A:	Whether you hold shares directly as the shareholder of record, or beneficially in street name, you may direct your vote without attending the meeting. For shares held directly as the shareholder of record, you may vote by granting a proxy. For shares held in street name, you may vote by submitting voting instructions to your broker or nominee. You may also vote over the Internet, or by telephone. Please refer to the summary instructions below and those included on your proxy or voting instruction card.

By Internet — If you have Internet access, you may submit your vote from any location by following the “Vote by Internet” instructions on your proxy or voting instruction card.

By telephone — If you live in the United States or Canada, you may submit your vote by following the “Vote by Phone” instructions on the proxy card.

By mail — You may vote by mail by completing and signing your proxy or voting instruction card and mailing it in the accompanying enclosed, pre-addressed envelope.

Q:	If I own shares through a Broadwing or Convergys employee or director plan managed by Fidelity how will my shares be voted?

A:	If you are a participant in the Broadwing Executive Deferred Compensation Plan, Broadwing Retirement Savings Plan, Cincinnati Bell Inc. Savings and Security Plan, Broadwing Outside Director Executive Deferred Compensation Plan or the Convergys Corporation Retirement and Savings Plan, you have the right to direct Fidelity Management Trust Company (“Fidelity”) to vote any Broadwing Inc. shares credited to your account. For director nominations, you should follow the instructions on your proxy card. If no direction is made, or, if voting by mail, your proxy card is not signed or has not been not received by close of business on April 24, 2003, the shares credited to your account will not be voted.

Q:	Can I change my vote?

A:	Yes. You may change your voting instructions at any time prior to the vote at the Annual Meeting. For shares you hold as the shareholder of record, you may change your vote by either: (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy); (ii) notifying the Company’s Secretary in writing that you want to revoke your earlier proxy; or (iii) attending the Annual Meeting, giving notice of your proxy revocation in open meeting and voting in person. Please note that mere attendance at the meeting will not cause your previously granted proxy to be revoked; at the Annual Meeting you must specifically request to revoke your previous proxy. For shares held beneficially by you in street name, you may change your vote by submitting new voting instructions to your broker or nominee.

Q:	How are votes counted?

A:	For the election of directors, you may vote “FOR” all of the nominees, or you may withhold your vote with respect to one or more of the nominees. To do so, you must follow the instructions on your proxy card or voting instruction card or, if voting by Internet or phone, by following the instructions when prompted. If you sign your proxy or broker voting instruction card and do not provide instructions concerning your vote, your shares will be voted in accordance with the recommendation of the Board (“FOR” all of the Company’s nominees to the Board and in the discretion of the proxy holders on any other matters that properly come before the meeting), except that common shares you hold through a Broadwing or Convergys employee or director plan managed by Fidelity will be voted as specified above.

Q:	What is the voting requirement to approve the proposal?

A:	In the election of directors, the three persons receiving the highest number of “FOR” votes will be elected. If you are a beneficial owner and do not respond to your broker or nominee’s request for voting instructions or do not sign your voting instruction card, your shares will constitute broker non-votes, as described in “What is the quorum requirement for the meeting?” below. In tabulating the voting result, broker non-votes are not considered entitled to vote. There are no cumulative voting rights for either the common shares or 6 3/4% Cumulative Convertible Preferred Shares.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	Where can I find the voting results of the meeting?

A:	We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2003.

Q:	What happens if additional proposals are presented at the meeting?

A:	Other than the proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Lawrence J. Bouman, J. Taylor Crandall and John M. Zrno, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Q:	What classes of shares are entitled to be voted?

A:	Each common share and each 6 3/4% Cumulative Convertible Preferred Share outstanding as of the close of business on the Record Date is entitled to vote on all items being voted upon at the Annual Meeting. You are entitled to one vote for each common share and for each 6 3/4% Cumulative Convertible Preferred Share you own on the Record Date. The 6 3/4% Cumulative Convertible Preferred Shares will vote with the common shares as one class on the proposal described in this Proxy Statement. On the Record Date, we had 218,952,904 common shares and 155,250 6 3/4% Cumulative Convertible Preferred Shares issued and outstanding.

Q:	What is the quorum requirement for the meeting?

A:	The quorum requirement for holding the meeting and transacting business is a majority of the shares of common and preferred shares issued and outstanding and entitled to vote at such meeting. However, even if a quorum is present, if any particular action requires other than a simple majority under either the law, the Company’s Amended Articles of Incorporation or the Company’s Amended Regulations, that particular action will not be taken unless the required percentage of affirmative votes has been obtained.

Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Abstentions are also counted as shares present and entitled to be voted. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted upon at the meeting.

Q:	Who will count the votes?

A:	A representative of The Fifth Third Bank, Broadwing’s transfer agent and registrar, will tabulate the votes and act as the inspector of election.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects voting privacy. Your vote will not be disclosed either within Broadwing or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by the Board. Occasionally, shareholders provide written comments on their proxy card, which are then forwarded to Broadwing’s management.

Q:	Who will bear the cost of soliciting votes for the meeting?

A:	Broadwing is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. If you choose to access the proxy materials and/or vote over the Internet, however, you are responsible for Internet access charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also have hired Georgeson Shareholder Communications Inc. to assist us in the distribution of proxy materials and the solicitation of votes. We will pay Georgeson Shareholder Communications Inc. a fee of $10,000 plus expenses for these services. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

Q:	What percentage of the Company’s issued and outstanding shares of voting stock do our directors and executive officers own?

A:	Our directors and executive officers owned approximately 2.77% of our voting stock as of the Record Date. See page 15 for more details.

Q:	Do any of our shareholders hold more than 5% of the issued and outstanding shares of any class of the Company’s voting stock?

A:	As of October 28, 2002, various persons, entities and funds associated with Marc J. Gabelli and Mario J. Gabelli (collectively “the Gabelli Entities”) collectively owned 14,032,741 or 6.41%, of the issued and outstanding shares of common stock. As of December 31, 2002, various persons, entities, and funds associated with Legg Mason, Inc. collectively owned 33,021,171 or 15.10%, of the issued and outstanding shares of common stock. As of December 31, 2002, various persons, entities and funds associated with Shapiro Capital Management Co., Inc. collectively owned 15,579,915 or 7.12% of the issued and outstanding shares of common stock. See page 15 for more details.

Q:	What is householding?

A:	Householding is a process that allows the Company to reduce costs and increase efficiencies by mailing only one copy of Company communications, such as this Proxy Statement, to multiple shareholders who reside at the same household mailing address. If you and other shareholders at the same householding address are currently receiving only one copy of Company communications at your mailing address, but would like to receive separate copies, please see the instructions on page 30. If you and other shareholders at the same mailing address are currently receiving multiple copies of Company communications, but would like to participate in our Householding program, please see the instructions on page 30.

BOARD STRUCTURE AND COMPENSATION

General Information

      Our Board currently has 11 directors and the following four committees: (1) Audit and Finance, (2) Compensation, (3) Executive, and (4) Governance and Nominating. The members and function of each committee are described below. During fiscal year 2002, the Board held 15 meetings and no director attended less than 75% of all Board and applicable committee meetings.

Governance &
Name of Director	Audit & Finance		Compensation		Executive		Nominating

Non-Employee Directors
Lawrence J. Bouman	X				X		X *
Phillip R. Cox	X(1)		X				X
J. Taylor Crandall			X				X
Karen M. Hoguet	X
Daniel J. Meyer	X	*			X	*
Mary D. Nelson	X
Carl Redfield			X				X
David B. Sharrock			X	*	X		X
John M. Zrno			X				X
Employee Directors
John F. Cassidy
Kevin W. Mooney					X
Number of Meetings in Fiscal Year 2002	8		5		3		3

X = Committee member; * = Chair

(1)	Mr. Cox became a member of the Audit & Finance Committee on October 21, 2002.

Committees of the Board

      Audit and Finance Committee: The Audit and Finance Committee consists of five persons, none of whom is an officer of the Company. The committee oversees the Company’s financial reporting process, evaluates the adequacy of the Company’s internal controls, reviews the Company’s compliance with federal, state and local laws and regulations, and monitors the legal and ethical conduct of Company management and employees. In addition, the committee reviews the Company’s financial affairs, including its capital structure, borrowing limits, financing of corporate acquisitions and the performance of its benefit plans.

      Pursuant to Securities and Exchange Commission (“SEC”) regulations, effective December 15, 2000, the audit committee of every company subject to the Securities Exchange Act of 1934 is required to have a written charter. The Audit Committee Charter is currently being revised consistent with the requirements of the Sarbanes-Oxley Act of 2002 and certain other related SEC and New York Stock Exchange (“NYSE”) rule changes. A revised Audit Committee Charter will be made available on the Company’s website when the applicable SEC and NYSE rules have been finalized.

      Compensation Committee: The Compensation Committee consists of five persons, none of whom is an officer. The committee reviews the Company’s executive compensation and employee benefit plans and programs, including their establishment, modification and administration.

      Executive Committee: The Executive Committee consists of four persons, one of whom is an officer. The committee acts on behalf of the Board in certain matters when necessary during the intervals between Board meetings.

      Governance and Nominating Committee: The Governance and Nominating Committee consists of five persons, none of whom is an officer. The committee recommends nominees for the election of directors and officers, monitors the performance of the other Board committees, and informs the Board of shareholder concerns. The Governance and Nominating Committee will also consider nominees from shareholders; see page           for details.

Director Compensation Arrangements

Compensation for Employee Directors

      Directors who are also employees of the Company (or any subsidiary of the Company) receive no additional compensation for serving on the Board or its committees other than their normal salaries.

General Compensation Rules for Non-Employee Directors

      Directors who are not employees of the Company or any subsidiary of the Company (“non-employee directors”) received a $22,500 annual retainer plus $1,500 for each Board and committee meeting attended. Also, in 2002 the chairpersons of the Audit and Finance Committee and the Compensation Committee were paid an additional $3,000. Mr. Meyer, effective upon his appointment as Chairman of the Board, is to receive total compensation of $250,000 on an annual basis.

Effect of Directors Deferred Compensation Plan on Compensation of Non-Employee Directors

      The Broadwing Inc. Deferred Compensation Plan for Outside Directors (the “Directors Deferred Compensation Plan”) allows each non-employee director of the Company to choose to defer receipt of all or a part of his or her director fees and annual retainers and to have such deferred amounts credited to an account of the director under the plan. Directors may choose to have deferrals among a number of investment options managed by Fidelity Investments and such amounts are also credited with investment experience. A non-employee director is fully vested at all times in the amounts of the director fees and annual retainers that are credited to his or her account under the plan.

      Each person who was a non-employee director of the Company on January 2, 2003 also had his or her account under the Directors Deferred Compensation Plan credited on such date with an amount equal to the value of 1,500 common shares. A non-employee director will be vested in the share amounts credited to his or her account under the plan only if he or she completes at least five years of active service as a non-employee director of the Company (with a fraction of a year of service as a non-employee director being rounded up or down to the nearest whole year).

      Except as is noted below, in the event of a change in control of the Company, when a non-employee director of the Company terminates his or her position as a non-employee director, the vested amounts then credited to his or her account under the Directors Deferred Compensation Plan (including certain amounts credited prior to 1998 or attributable to pre-1998 credits) are paid to him or her (or, in the case of his or her death, to a beneficiary of such non-employee director) in a lump sum payment of stock or in annual installments of stock (up to ten such installments), as the director may elect under the provisions of the plan. However, if a change in control of the Company (as such term is defined in the Directors Deferred Compensation Plan) occurs prior to the non-employee director terminating his or her position as a director of the Company, the amounts credited to his or her account are generally fully vested without regard to any forfeiture provisions in the plan, and such amounts will generally be paid to the non-employee director in one lump sum payment of stock as of the day next following the date on which the change in control occurs.

      Until paid, all amounts credited to a non-employee director’s account under the Directors Deferred Compensation Plan are not funded or otherwise secured, and all payments under the plan are made from the general assets of the Company and its subsidiaries.

Effect of Directors Stock Option Plan on Compensation of Non-Employee Directors

      The Company grants its non-employee directors stock options to purchase common shares under the Broadwing Inc. 1997 Stock Option Plan for Non-Employee Directors (The 1997 Stock Option Plan for Non-Employee Directors, together with certain predecessor non-employee director stock option plans of the Company, the “Directors Stock Option Plan”). Pursuant to the current terms of the Directors Stock Option Plan, each non-employee director is granted:

•	a stock option for 25,000 common shares on the first day of his or her term of office as a director; and

•	a stock option for 9,000 common shares on the date of each annual meeting, if such director first became a non-employee director before the date of such annual meeting and continues in office as a non-employee director after such meeting.

      Each stock option granted to a non-employee director under the Directors Stock Option Plan requires that the price to be paid upon the exercise will equal 100% of the fair market value of the shares underlying the option (as determined at the time the option is granted).

Other Compensation for Non-Employee Directors

      The Company also provides its non-employee directors who live in the Cincinnati area with certain telecommunications services. The average annual cost of such services was approximately $797.00 per non-employee director in 2002 who received such services.

COMPENSATION INTERLOCKS AND INSIDER PARTICIPATION

      As more fully set forth in the section entitled “Certain Transactions” on page 29, J. Taylor Crandall, a director and member of the Board’s Compensation Committee, is affiliated with Oak Hill Capital Management and its affiliates, to which the Company is indebted.

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

      The Board of the Company presently consists of eleven members, two of whom are officers of the Company. The Company’s Amended Articles of Incorporation provide for the directors to be divided into three classes. At each annual meeting of shareholders, directors constituting a class are elected for three-year terms. Upon election, the terms of the three directors in Class I expire in 2006. The terms of the four directors in Class II expire in 2004. The terms of the three directors in Class III expire in 2005. The directors of each class will serve until their respective successors are elected and qualified. Mary D. Nelson will retire as a Class III Director of the Board of Directors effective at the close of the 2003 Annual Meeting.

      The Board has nominated Karen M. Hoguet, Carl Redfield and David B. Sharrock, all of whom are incumbent directors, as Class I directors, to serve until the 2006 annual meeting of shareholders. Information regarding the business experience of each nominee is provided below.

      Pursuant to an Investment Agreement dated July 21, 1999 between the Company and Oak Hill Capital Management, Inc., as long as Oak Hill and its affiliated entities hold at least two-thirds of the common shares issued or issuable upon conversion of the Company’s convertible subordinated debentures, Oak Hill has the right to designate one director. Mr. Crandall is currently the designee of Oak Hill and is serving as a Class III director.

      Except for shares owned through a Broadwing or Convergys employee or director plan managed by Fidelity, the shares represented by the accompanying proxy or voting instruction card will be voted “FOR” the election of the Class I director nominees, unless contrary instructions are indicated as provided on the proxy or voting instruction card. For shares owned through a Broadwing or Convergys employee or director plan managed by Fidelity, shares will be voted as set forth on page 3 above. (If you do not wish your shares to be voted for particular nominees, please so indicate on the proxy or voting instruction card, or if voting over the Internet or telephone follow the voting instructions provided to you.) If one or more of the nominees should at the time of the meeting be unavailable or unable to serve as a candidate, the shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board. The Board knows of no reason why any of the nominees will be unavailable or unable to serve.

Our Recommendation

      The three director nominees who receive the greatest number of votes will be elected to the Board of Directors. Votes against a candidate, abstentions and broker non-votes will have no legal effect. The Board recommends election of each of the nominees.

      For each director of the Company, including those nominated for election, there follows a brief listing of principal occupation during at least the past five years, other major affiliations and age on the date of this Proxy Statement.

NOMINEES FOR CLASS I DIRECTORS

(Terms Expire in 2006)

Karen M. Hoguet
Ms. Hoguet is Chief Financial Officer and Senior Vice President of Federated Department Stores, Inc. (owner and operator of retail department stores). At Federated Department Stores, she has served as a Senior Vice President since 1991; as Treasurer from 1992-1999; and as Chief Financial Officer since 1997. Director since 1999. Age 46.

Carl Redfield
Mr. Redfield has been Senior Vice President of Worldwide Manufacturing/Logistics at Cisco Systems, Inc. since 1997; Vice President, Manufacturing/Logistics of Cisco Systems, Inc., from 1993-1999. Before that, he served as Senior Director, Manufacturing/Logistics Personal Computer Group, Digital Equipment Corporation, from 1975-1993. He is a director of VA Software Corporation. Director since 2000. Age 56.

David B. Sharrock
Mr. Sharrock has been a consultant since 1994. Prior to that, he served as Executive Vice President and Chief Operating Officer of Marion Merrell Dow Inc. (a researcher, manufacturer and seller of pharmaceutical products) from 1989-1993. He served as President and Chief Operating Officer of Merrell Dow Pharmaceuticals Inc. from 1988-1989. He is a director of Interneuron Pharmaceuticals Inc., Incara Pharmaceuticals, Inc., Praecis Pharmaceuticals, Inc., and MGI Pharma, Inc. Director since 1987. Age 66

CLASS II Directors

(Terms Expire in 2004)

Lawrence J. Bouman
Mr. Bouman has been a consultant since 1999. Prior to that, he served as Executive Vice President-Product Development of Qwest from 1998-1999. He served as Chief Technology Officer of LCI International, Inc. from 1995-1998. He is a director of Metasolv Software Inc. Director since 2001. Age 56.

Phillip R. Cox
Mr. Cox has been President and Chief Executive Officer of Cox Financial Corporation (a financial planning services company) since 1972. He is a director of Federal Reserve Bank of Cleveland, Cinergy Corp., Touchstone Mutual Funds, and Long Stanton Manufacturing Company. Director since 1993. Age 56.

Kevin W. Mooney
Chief Executive Officer and Director of the Company since September 2002, Chief Operating Officer of the Company from November 2001 to September 2002; Executive Vice President and Chief Financial Officer of the Company from September 1998 to November 2001; Senior Vice President and Chief Financial Officer of Cincinnati Bell Telephone since January 1998; Vice President and Controller of the Company, 1996-1998. Director since 2002. Age 45.

John M. Zrno
Mr. Zrno is retired. He was President and Chief Executive Officer of IXC Communications, Inc. from June 1999-November 1999. He served as President and Chief Executive Officer of ALC Communications Corporation from 1988-1995. He is a director of BullsEye Telecom. Director since 1999. Age 64.

CLASS III Directors

(Terms Expire in 2005)

John F. Cassidy
Chief Operating Officer and Director of the Company and President of Cincinnati Bell since September 2002, President and Chief Operating Officer of Cincinnati Bell since May 2000; President of Cincinnati Bell Enterprises since August, 1999; President of Cincinnati Bell Wireless since 1996; Senior Vice President, National Sales & Distribution of Rogers Cantel in Canada from 1992-1996; Vice President, Sales and Marketing, Ericsson Mobile Communications from 1990-1992; Vice President, Sales and Marketing, General Electric Company from 1988-1990. Director since 2002. Age 48.

J. Taylor Crandall
Mr. Crandall is Managing Partner of Oak Hill Capital Management, Inc. and Chief Operating Officer of Keystone, Inc. He is a director of the American Skiing Company, U.S. Oncology Inc., Interstate Hotels Corporation and Meristar Hospitality Corporation. He serves on the Board of Advisors of Oak Hill Capital Partners and Oak Hill Strategic Partners, L.P. He is a member of Investment Committees of Insurance Partners, L.P. and Brazos Fund, L.P.; and a member of the Advisory Committees of Boston Ventures Limited Partnership V and B-K Capital Partners, L.P. Director since 1999. Age 49.

Daniel J. Meyer
Mr. Meyer is retired. He served as Chairman and Chief Executive Officer of Milacron, Inc. (a manufacturer of metal working and plastics processing machinery and systems) from 1991-2001. He is a director of AK Steel Holding Corporation and Hubbell Incorporated. Director since 1999. Age 66.

      Any general statement that incorporates this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 shall not be deemed to incorporate by reference this Audit and Finance Committee Report and related disclosure. Except to the extent the Company specifically incorporates such Report and related disclosure by reference, this information shall not otherwise be deemed to have been filed under such Acts.

AUDIT AND FINANCE COMMITTEE REPORT

      The Audit and Finance Committee of the Board has reviewed and discussed the Company’s audited financial statements with the management of the Company, and has obtained a report from management assessing the Company’s internal controls. The Audit and Finance Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent accountants, the matters required by SAS 61 (Codification of Statements on Auditing Standards, AU § 380) to be discussed. The Audit and Finance Committee has also received the written disclosures and letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), has discussed with PricewaterhouseCoopers LLP the independence of such independent accounting firm and has considered the question of whether the auditors’ provision of non-audit services was compatible with the auditors maintaining their independence.

      Based on its review and discussions referred to in the preceding paragraph, the Audit and Finance Committee recommended to the Board that the audited financial statements for the Company’s fiscal year ended December 31, 2002 be included in the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2002.

      Each of the members of the Audit and Finance Committee is independent within the meaning of Sections 303.01(B)(2)(a) and (3) of the listing standards of the New York Stock Exchange.

AUDIT AND FINANCE COMMITTEE:

Daniel J. Meyer, Chairman
Lawrence J. Bouman
Phillip R. Cox
Karen M. Hoguet
Mary D. Nelson

INDEPENDENT PUBLIC ACCOUNTANTS

      For the fiscal year 2003, the Board has selected PricewaterhouseCoopers LLP as its principal outside accountant.

      Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

AUDIT FEES

      The Company’s independent accountants, PricewaterhouseCoopers LLP, disclosed that for services rendered by PricewaterhouseCoopers LLP to Broadwing in 2002 they have billed the following fees and expenses:

Audit Fees for the Calendar Year 2002 Audit and review of annual and quarterly financial statements	$986,575
Audit Related Services (related to employee benefit plan audits and consultations concerning financial accounting and reporting standards)	$107,654
Financial Information Systems Design and Implementation Fees	$0
Tax Compliance and Consulting	$241,835
Accounting and Regulatory Related Support	$0
All Other Fees	$0

Total	$1,336,064

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth the beneficial ownership of common shares and 6 3/4% Cumulative Convertible Preferred Shares as of March 20, 2003 by (i) each beneficial owner of more than five percent (5%) of either class of stock, (ii) each director and each executive officer named in the Summary Compensation Table on page 19, and (iii) all directors and executive officers of the Company as a group.

      Unless otherwise indicated, the address of each director and executive officer is care of Broadwing at Broadwing’s address.

					Percent of
		Shares Beneficially			6 3/4%
		Owned as of	Percent		Cumulative
		Mar. 20, 2003	of		Convertible
Name and Address of Beneficial Owner	Title of Class	(unless otherwise noted)	Common Shares		Preferred Shares

Legg Mason, Inc.(a) 100 Light Street Baltimore, MD 21202	Common	33,021,171 (b)	15.10	(b)
various Gabelli Entities(c) c/o Gabelli Asset Management Inc. One Corporate Center Rye, NY 10580-1435	Common	14,032,741 (d)	6.41	(d)
Shapiro Capital Management Co., Inc.(e) 3060 Peachtree Road, Suite 1555 N.W. Atlanta, GA 30305	Common	15,579,915	7.12	(f)
Lawrence J. Bouman(g)	Common	44,600	.02
Michael J. Callaghan(g)	Common	228,076	.10
John F. Cassidy(g)	Common	672,416	.31
Phillip R. Cox(g)	Common	76,586	.03
J. Taylor Crandall(g)	Common	52,000	.02
Richard G. Ellenberger(g)	Common	1,870,300	.85
Karen M. Hoguet(g)	Common	66,325	.03
Daniel J. Meyer(g)	Common	63,000	.03
Kevin W. Mooney(g)	Common	738,154	.34
Mary D. Nelson(g)	Common	81,250	.04
Carl Redfield(g)	Common	43,000	.02
Thomas L. Schilling(g)	Common	197,902	.09
David B. Sharrock(g)	Common	70,052	.03
Jeffrey C. Smith(g)(h)	Common	544,131	.25
John M. Zrno(g)	Common	1,040,990	.48
All directors and executive officers as a group (consisting of 18 persons, including those named above)	Common	6,066,324	2.77

(a)	As reported in the Form 13(G) filed on February 13, 2003 by Legg Mason, Legg Mason, Inc. is the parent holding company for, and shares voting and investment power for these shares with its investment advisory subsidiaries Legg Mason Funds Management, Inc., LMM LLC, Bartlett & Co., Bingham Legg Advisers LLC, Legg Mason Capitol Management, Inc., and Legg Mason Wood Walker, Inc. (investment advisor and broker/dealer with discretion). Shares may be placed in accounts which are managed by various investment advisory subsidiaries; of the total amount of shares owned by Legg Mason, one account, Legg Mason Special Investment Trust, Inc., owns 15,000,000 shares, or 6.85%, of the shares outstanding; and one account, Legg Mason Opportunity Trust, Inc., owns 14,944,000 shares, or 6.83%, of the shares outstanding.

(b)	Share amounts are identified through December 31, 2002, as reported on Form 13(G) filed on February 13, 2003 by Legg Mason, Inc.

(c)	Ownership of the common shares is by the following respective Gabelli Entities or persons: Gabelli Funds, LLC; GAMCO Investors, Inc.; Gabelli International Limited; Gabelli Performance Partnership, L.P.; Gabelli & Company, Inc. Profit Sharing Plan; Gemini Capital Management, LLC; MJG Associates, Inc.; Gabelli Securities, Inc.; Gabelli Group Capital Partners, Inc.; Gabelli Asset Management Inc.; Marc J. Gabelli; and Mario J. Gabelli. Voting and investment power for the shares are retained by the respective identified owner and are not shared with other Gabelli Entities or persons.

(d)	Share amounts are identified through October 28, 2002, as reported on Form 13(D) filed on October 28, 2002, by Gabelli Asset Management, Inc.

(e)	As reported in the Form 13(G) filed on February 4, 2003 by Shapiro Capital Management Co., Inc. Shares may be placed in accounts which are managed by various investment advisory subsidiaries.

(f)	Share amounts are identified through December 31, 2002, as reported on Form 13(G) filed on February 4, 2003, by Shapiro Capital Management Co., Inc.

(g)	Includes common shares subject to outstanding options under the Broadwing Inc. 1997 Long Term Incentive Plan and the Directors Stock Option Plan that are exercisable by such individuals within 60 days. The following options are included in the totals: 44,600 common shares for Mr. Bouman; 196,200 common shares for Mr. Callaghan; 596,300 common shares for Mr. Cassidy; 73,525 common shares for Mr. Cox; 51,250 common shares for Mrs. Nelson; 62,625 common shares for Mrs. Hoguet; 179,400 common shares for Mr. Schilling; 63,240 common shares for Mr. Sharrock; 1,870,300 common shares for Mr. Ellenberger; 52,000 common shares for each of Messrs. Crandall and Meyer; 685,200 common shares for Mr. Mooney; 43,000 common shares for Mr. Redfield; 511,696 common shares for Mr. Smith; and 1,035,990 common shares for Mr. Zrno.

(h)	Includes common shares held directly by the director or executive officer or by a person with whom the director or officer has a duty of trust or confidence such as a spouse, parents, children or sibling, but as to which common shares the director or officer disclaims beneficial ownership: 4,400 for Mr. Smith and 210 for all others. Each of the above expressly declares that the filing of this Proxy Statement shall not be construed as an admission that such person is beneficial owner, for purposes of Section 13(d) or 13(g) of the Securities Exchange Act of 1934.

EXECUTIVE COMPENSATION

      Any general statement that incorporates this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 shall not be deemed to incorporate by reference this Compensation Committee Report on Executive Compensation and related disclosure. Except to the extent the Company specifically incorporates such Report and related disclosure by reference, this information shall not otherwise be deemed to have been filed under such Acts.

Compensation Committee Report on Executive Compensation

      The Compensation Committee of the Board of Directors administers the Broadwing executive compensation program. The Compensation Committee, which is composed of non-employee directors, is responsible for approving and reporting to the Board on all elements of compensation for the Company’s Chief Executive Officer (“CEO”) and other executive officers. The Compensation Committee has furnished the following report on executive compensation for fiscal year 2002.

     Compensation Philosophy

      The principles of the executive compensation program established by the Compensation Committee are that:

•	Compensation must be competitive with other companies to attract and retain high-quality executives;

•	A significant portion of executive compensation should be “at risk” and tied to the achievement of specific short-term and long-term performance objectives, principally the Company’s earnings and the performance of the Company’s common shares, thereby linking executive compensation with the returns realized by shareholders; and

•	Emphasis should be given to the long-term incentive component of each executive’s compensation package, rather than to base salary or annual incentives.

Executive Compensation Practices

      The Compensation Committee targets each executive officer’s total direct compensation (base salary, annual incentive compensation and long-term incentive compensation) to be competitive with the median of the marketplace, adjusted for revenue size, using information from general industry, telecommunications and high-technology surveys conducted by outside consultants.

Components of Executive Compensation

      The Company’s executive compensation program for executive officers consists of three components: base salary, annual incentive compensation and long term incentive compensation.

      Base Salary. Based on its review of the market data, the Compensation Committee recommended base salary increases during 2002 for the named executive officers in the Summary Compensation Table set forth on page 19 to ensure equity with the market, reflect the assumption of increased responsibilities and, where appropriate, reflect an analysis of each executive officer’s individual performance. The Compensation Committee further determined that no base salary adjustments would be made for 2003. The salaries of Messrs. Ellenberger, Mooney, Cassidy, Callaghan, Schilling and Smith appear in the “Summary Compensation Table” on page 19.

      Annual Incentive. The Company’s Short Term Incentive Plan, in which all of the above-named executives participated, was one of the means by which the Compensation Committee encouraged the Company’s management to enhance shareholder value. As in the case of base salary, short-term award targets under this plan for 2002 were benchmarked against market data. For Messrs. Mooney, Callaghan, Schilling and Smith to have received a short-term award, the Company must have achieved certain levels of “earnings before interest, taxes, depreciation & amortization” (“EBITDA”), revenue and net debt (Cincinnati Bell EBITDA, cash flow and revenue for Mr. Cassidy). In addition, a portion of each executive officer’s short-term award was based on individual performance.

      Long Term Incentives. The Company’s executive compensation program currently includes stock options, restricted stock and performance unit awards, which are described below. The long term incentive program along with stock acquired by the executive over time are intended to more closely align the interests of the Company’s executive officers with those of the Company’s shareholders.

      In the discretion of the Compensation Committee, the Company awards stock options for the purchase of common shares under the Company’s Long Term Incentive Plan.

      The present value of the stock options awarded to Mr. Mooney in 1999 and 2000 was targeted by the Compensation Committee to represent approximately two-thirds of the present value of the his total long-term incentives (with the present value of performance unit award targets constituting the remaining one-third). For 2002, the Committee elected to make the entire present value of each executive’s long-term incentive in the form of stock options. The options granted during 2002 to the named executive officers are shown in the “Grants of Stock Options in Last Fiscal Year” table on page 21.

      Compensation Limitation. Section 162(m) of the Internal Revenue Code (the “Code”) generally limits the available deduction to the Company for compensation paid to any of the Company’s named executives to $1,000,000, except for performance-based compensation that meets certain technical requirements. However, compensation decisions will continue to be based primarily on the extent to which performance goals have been achieved and on whether awards under such plans provide proper incentives to the Company’s executives to further the goals of the Company.

Compensation of the Chief Executive Officer

      Mr. Mooney has served in the capacity of CEO since September 20, 2002. Based upon the actual EBITDA, revenue and net debt results and evaluation of his personal performance, Mr. Mooney received the base salary and annual bonus shown in the Summary Compensation Table on page 19. In December of 2002, he received options to purchase common shares as shown on page 21.

Compensation Committee:

David B. Sharrock, Chairman Phillip E. Cox J. Taylor Crandall	Carl Redfield John M. Zrno

SUMMARY COMPENSATION TABLE

      The following table shows the compensation of the CEO and the other four most highly compensated executive officers of the Company or any of its subsidiaries (plus an additional officer who separated from employment in 2002) for services to the Company during fiscal year 2002, as well as their compensation for each of the fiscal years ending December 31, 2001 and December 31, 2000. Since September 20, 2002, Mr. Mooney and Mr. Cassidy have served as directors of the Company but received no separate compensation in that capacity.

					Long-Term Compensation

					Awards			Payouts
		Annual Compensation
							Securities	Long-Term
				Other Annual	Restricted		Underlying	Incentive	All Other
Name and Principal		Salary	Bonus	Compensation	Stock Award(s)		Options/SARs	Payouts	Compensation
Position	Year	$(a)	$	$	($)		(#)	($)	($) (b)

Kevin W. Mooney	2002	$575,385	$580,000	(d)	$0		600,000	$0	$8,000
Chief Operating	2001	$415,385	$225,000	(d)	$0		750,000	$89,136	$6,800
Officer (until 10/02)	2000	$320,000	$320,000	(d)	$410,000	(e)	20,000	$0	$17,631
2nd chief Executive Officer effective 10/02

Richard G. Ellenberger	2002	$696,635	–0–	$100,962 (c)	$0		400,000	0	$3,508,000 (g)
Chairman, President and	2001	$802,885	$675,000	(d)	$0		1,000,000	$322,189	$6,800
Chief Executive Officer	2000	$700,000	$610,000	(d)	$800,000	(e)	98,100	$0	$6,832
until 10/02

John F. Cassidy	2002	$496,154	$433,000	(d)	$0		600,000	$0	$8,000
President - Cincinnati Bell	2001	$403,077	$250,000	(d)	$0		480,000	$0	$6,800
Subsidiaries, and Chief Operating	2000	$274,615	$340,000	(d)	$400,000	(e)	415,000	$0	$6,282
Officer effective 10/02

Thomas Schilling	2002	$288,462	$215,000	(d)	$0		300,000	$0	$8,000
Chief Financial Officer	2001	$222,500	$100,000	(d)	$0		160,000	$0	$6,800
effective 07/02	2000	$205,000	$150,360	(d)	$210,000	(e)	400	$0	$6,832

Jeffrey C. Smith	2002	$350,000	$230,000	(d)	$0		250,000	$0	$20,044
Chief Human Resources	2001	$277,885	$279,375	(d)	$0		400,000 (f)	$0	$14,836
Officer, General Counsel and Secretary	2000	$222,115	$183,000	(d)	$275,000	(e)	20,000	$0	$6,800

Michael W. Callaghan	2002	$250,000	$115,000	(d)	$0		100,000	$0	$9,350
Senior Vice President-	2001	$187,634	$50,094	(d)	$0		115,000	$0	$9,969
Corporate Development	2000	$177,454	$68,155	(d)	$180,200	(e)	20,000	$0	$9,720

(a)	For 2002, in the case of Mr. Mooney, base salary reflects a blend of his starting annual salary rate of $550,000 and, following his appointment as CEO, an ending annual salary rate of $660,000. Mr. Cassidy’s actual pay reflects a blend of his starting annual salary rate of $480,000 and, following his appointment as COO, an ending annual salary rate of $550,000. Mr. Schilling’s actual pay reflects a blend of his starting annual salary rate of $235,000 and, following his appointment as CFO, an ending annual salary rate of $325,000.

(b)	Represents Company contributions to defined contribution savings plans and to the Executive Deferred Compensation Plan described on page 25.

(c)	Represents a required payment of accrued vacation monies to Mr. Ellenberger subsequent to separation of employment.

(d)	Does not include the value of perquisites and other personal benefits because the total amount of such compensation, if any, does not exceed the lesser of $50,000 or 10% of the total amount of the annual salary and bonus for the individual for the year.

(e)	The Company awarded Messers. Mooney, Ellenberger, Cassidy, Schilling, Smith and Callaghan each a restricted stock grant of, respectively, 16,693 common shares, 32,570 common shares, 16,285 common shares, 8,550 common shares, 11,196 common shares and 7,337 common shares, with restrictions lapsing for 50% of the shares on December 13, 2001 and for the remaining 50% on December 13, 2002 for each executive. The value of these shares as of December 31, 2002, based on the average of the high and low price of the common shares on the NYSE on such date, was $59,677 for Mr. Mooney, $116,438 for Mr. Ellenberger, $58,219 for Mr. Cassidy, $30,566 for Mr. Schilling, $40,026 for Mr. Smith and $26, 230 for Mr. Callaghan.

(f)	This total represents the annual grant of 315,000 stock options and 85,000 stock appreciation rights (“SARs”).

(g)	Represents $8,000 in Company contributions to defined contribution savings plans described on page 25, as well as a one-time $3,500,000 lump sum severance payment following termination of employment.

Grants of Stock Options and Stock Appreciation Rights in Last Fiscal Year

      The following table shows all individual grants by the Company of stock options to purchase common shares and stock appreciation rights granted to the named executive officers of the Company during the fiscal year ended December 31, 2002:

					Potential Realizable Value
	Number of	% of Total			At Assumed Annual Rates of
	Securities	Options/SARs			Stock Price Appreciation
	Underlying	Granted to	Exercise or		for Option Term(b)
	Options/SARs	Employees In	Base Price	Expiration
Name	Granted (#)(a)	Fiscal Year	($/Sh)	Date	5%($)	10%($)

Richard G. Ellenberger	400,000	4.000%	$9.6450	12/4/11	$875,421	$2,218,490
Kevin W. Mooney	600,000	9.000%	$3.4800	12/5/12	$1,313,132	$3,327,734
John F. Cassidy	600,000	9.000%	$3.4800	12/5/12	$1,313,132	$3,327,734
Jeffrey C. Smith	250,000	3.750%	$3.4800	12/5/12	$547,138	$1,386,556
Michael W. Callaghan	100,000	1.500%	$3.4800	12/5/12	$218,855	$554,622
Thomas L. Schilling	300,000	4.500%	$3.4800	12/5/12	$656,566	$1,663,867

(a)	The material terms of the options granted are: grant type: non-incentive; exercise price: fair market value on grant date; exercise period: generally exercisable 28% after one year, and 3% per month for the next 24 months thereafter; term of grant, 10 years; termination: except in case of retirement, disability, death or change in control of the Company, any unexercisable options are generally cancelled upon termination of employment

(b)	As required by rules of the Securities and Exchange Commission, potential values stated are based on the prescribed assumption that the common shares will appreciate in value from the date of the grant to the end of the option term (ten years from the date of the grant) at annualized rates of 5% and 10% (total appreciation of 62.8% and 159.3%) resulting in values of approximately $15.71 and $25.02 for all options expiring on December 4, 2011; and $5.67 and $9.03 for all options expiring on December 5, 2012. They are not intended, however, to forecast possible future appreciation, if any, in the price of the common shares. The total of all stock options granted to employees, including executive officers, during fiscal 2002 was approximately 3.1% of the total number of common shares outstanding as of December 31, 2002. As an alternative to the assumed potential realizable values stated in the above table, the Securities and Exchange Commission rules would permit stating the present value of such options at date of grant. Methods of computing present values suggested by different authorities can produce significantly different results. Moreover, since stock options granted by the Company are not transferable to persons other than family members, there are no objective criteria by which any computation of present value can be verified.

Consequently, the Company’s management does not believe there is a reliable method of computing the present value of such stock options for proxy disclosure purposes.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      The following table shows aggregate option exercises for common shares in the last fiscal year by each of the named executive officers and fiscal year-end values of each such officer’s unexercised options at December 31, 2002:

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-the-Money Options at
		Value	Options at FY-End (#)	FY-End ($)(a)
	Shares Acquired	Realized	Exercisable (E)/	Exercisable (E)/
Name	on Exercise (#)	($)	Unexercisable (U)	Unexercisable (U)

Richard G. Ellenberger	0	$0	(E) 1,695,250	(E) 0
			(U) 1,885,050	(U) 0
Kevin W. Mooney	0	$0	(E) 600,200	(E) 0
			(U) 1,574,500	(U) 57,000
John F. Cassidy	0	$0	(E) 538,100	(E) 0
			(U) 1,254,200	(U) 57,000
Jeffrey C. Smith	0	$0	(E) 473,346	(E) 0
			(U) 525,350	(U) 23,750
Michael W. Callaghan	0	$0	(E) 175,850	(E) 0
			(U) 337,850	(U) 9,500
Thomas L. Schilling	0	$0	(E) 165,000	(E) 0
			(U) 395,400	(U) 28,500

(a)	On December 31, 2002, the value of a common share on the NYSE (based on the average of the high and low price of the common shares on such date) was $3.5750 per share.

Long-Term Incentive Plans – Awards in Last Fiscal Year

None granted.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT

AND CHANGE-IN-CONTROL ARRANGEMENTS

          Employment Agreement with Mr. Ellenberger

      Effective January 1, 1999, the Company entered into an employment agreement with Mr. Ellenberger which provided for the employment and retention of Mr. Ellenberger for: a four-year term commencing on January 1, 1999, subject to automatic one-year extensions unless terminated prior to the beginning of the final year of the four-year term. The employment agreement provided for a minimum base salary of $550,000 per year; a minimum bonus target of $360,000 per year; a grant of options to purchase 300,000 common shares, which options will became exercisable as to 75,000 common shares on January 1 of each year commencing January 1, 2000 (this grant was amended to provide that it became exercisable as to the first 75,000 common shares on December 31, 1999 rather than January 1, 2000); a restricted stock award of 300,000 common shares that were to vest on December 31, 2002 (this grant was amended to provide that one-fourth of its shares vest on December 31 of each of 1999, 2000, 2001 and 2002); and annual grants of long-term incentives with a present value of not less than $750,000.

      The employment agreement provided that, if Mr. Ellenberger’s employment terminated within two years following a change in control of the Company, Mr. Ellenberger would receive a lump sum payment equal to three times his annual base salary and bonus target on the date of termination, plus certain continued medical, dental, vision and life insurance coverages as well as retiree medical benefits. In the event that the Company terminated Mr. Ellenberger’s employment (other than for cause or disability or within two years of a change in control of the Company), Mr. Ellenberger would receive a lump sum payment equal to the greater of (a) two times his base salary rate and bonus target or (b) the base salary rate and bonus target for the remainder of the term of the employment agreement, plus the medical benefits and retiree medical benefits described above. In addition, to the extent that Mr. Ellenberger was deemed to have received an excess parachute payment by reason of a change in control, the Company would pay Mr. Ellenberger an additional sum sufficient to pay (i) any taxes imposed under Section 4999 of the Code plus (ii) any federal, state and local taxes applicable to any taxes imposed under Section 4999 of the Code. Mr. Ellenberger terminated employment with the Company on October 1, 2002.

          Employment Agreement with Mr. Mooney

      Effective January 1, 1999 (as amended September 20, 2002 and February 3, 2003) the Company entered into an employment agreement with Mr. Mooney containing substantially similar terms to those contained in Mr. Ellenberger’s Employment Agreement, except that it provides for: a minimum base salary of $660,000 per year; minimum bonus target of $660,000 per year; a grant of options to purchase 30,000 common shares for 1999 and an amount to be determined each year for subsequent years; a restricted stock award for 1999 of 50,000 common shares which vested on December 31, 2002; and annual grants of long term incentives with a present value of not less than $130,000. Additionally, Mr. Mooney’s agreement, as amended February 3, 2003, provides for a Success Bonus (related to the closing of the sale of the broadband business of Broadwing Communications Services Inc. and the closing or a written bona fide offer of an amendment to the company’s senior credit facility that has been approved by the lead banks of the senior credit facility and that is deemed viable and fair by Banc of America Securities) equal to the sum of Mr. Mooney’s base salary plus target annual bonus.

          Employment Agreement with Mr. Cassidy

      Effective January 1, 1999, the Company entered into an Employment Agreement with Mr. Cassidy containing substantially similar terms to those contained in Mr. Ellenberger’s employment agreement, except that it provides for: a minimum base salary, pursuant to an amendment to this agreement as of September 20, 2002 of $550,000 and a minimum bonus target of $495,000; a grant of options to purchase 30,000 common shares for 1999 and an amount to be determined each year for subsequent years; a restricted stock award for 1999 of 40,000 common shares which will vest on May 23, 2003 and a supplemental non-qualified pension in accordance with the following:

      If Mr. Cassidy’s employment terminates after April 8, 2001 and prior to April 7, 2006, his non-qualified pension will be equal to that portion of his accrued pension under the Cincinnati Bell Management Pension Plan that is attributable to his first five years of service. If his employment terminates on or after April 8, 2006, his non-qualified pension shall equal that portion of his accrued pension under the Cincinnati Bell Management Pension Plan that is attributable to his first ten years of service. Mr. Cassidy’s pension shall be paid to him (or his estate if his employment terminates by reason of death) within ninety days after the termination of his employment. In addition, if Mr. Cassidy’s employment terminates within two years after a change of control of the Company, his lump sum payment will be equal to two times his annual base salary and bonus target on the date of termination plus certain continued medical, dental, vision and life insurance coverages as well as retiree medical benefits.

          Employment Agreement with Mr. Smith

      Effective January 1, 2000 (as amended September 20, 2002 and February 3, 2003) the Company entered into an Employment Agreement with Mr. Smith containing substantially similar terms to those contained in Mr. Mooney’s Employment Agreement, except that it provides for: a minimum base salary of $350,000 per year; a minimum bonus target of $210,000 per year; a grant of options for 2000 to purchase 20,000 Common Shares and an amount to be determined each year for subsequent years; and no grant of restricted stock. Additionally, Mr. Smith’s agreement, as amended February 3, 2003, provides for a Success Bonus (related to the closing of the sale of the broadband business of Broadwing Communications Services Inc. and the closing or a written bona fide offer of an amendment to the company’s senior credit facility that has been approved by the lead banks of the senior credit facility and that is deemed viable and fair by Banc of America Securities) equal to 50% of the sum of Mr. Smith’s base salary plus target annual bonus.

          Employment Agreement with Mr. Callaghan

      Effective December 4, 2001 (as amended February 3, 2003) the Company entered into an Employment Agreement with Mr. Callaghan containing substantially similar terms to those contained in Mr. Mooney’s Employment Agreement, except that it provides for: a minimum base salary of $250,000 per year; a minimum bonus target of $100,000 per year; a grant of options to purchase 100,000 Common Shares and an amount to be determined each year for subsequent years; and no grant of restricted stock. Additionally, Mr. Callaghan’s agreement, as amended February 3, 2003, provides for a Success Bonus (related to the closing of the sale of the broadband business of Broadwing Communications Services Inc. and the closing or a written bona fide offer of an amendment to the company’s senior credit facility that has been approved by the lead banks of the senior credit facility and that is deemed viable and fair by Banc of America Securities) equal to 50% of the sum of Mr. Callaghan’s base salary plus target annual bonus.

          Employment Agreement with Mr. Schilling

      Effective July 24, 2002 (as amended February 3, 2003) the Company entered into an Employment Agreement with Mr. Schilling containing substantially similar terms to those contained in Mr. Mooney’s Employment Agreement, except that it provides for: a minimum base salary of $325,000 per year and a minimum bonus target of $195,000 per year and a grant of options to be determined each year; and no grant of restricted stock. Additionally, Mr. Schilling’s agreement, as amended February 3, 2003, provides for a Success Bonus (related to the closing of the sale of the broadband business of Broadwing Communications Services Inc. and the closing or a written bona fide offer of an amendment to the company’s senior credit facility that has been approved by the lead banks of the senior credit facility and that is deemed viable and fair by Banc of America Securities) equal to 50% of the sum of Mr. Schilling’s base salary plus target annual bonus.

Executive Deferred Compensation Plan

      The Executive Deferred Compensation Plan permits, for any calendar year, each employee whose base pay and targeted bonus for the immediately preceding calendar year was at least $150,000 (a “key employee”) to defer receipt of up to 75% of his or her base salary, up to 100% of his or her cash bonuses (including annual incentive awards and cash awards under the Long Term Incentive Plan) and up to 100% of any common share awards (not including awards of stock options or restricted stock) provided him or her under the Long Term Incentive Plan. In addition, any key employee who has received a restricted stock award under the Long Term Incentive Plan may generally elect to surrender any of the restricted shares of such award as long as such surrender is at least six months prior to the date on which the restrictions applicable to such shares would otherwise have lapsed. For all key employees who participate in the Executive Deferred Compensation Plan, there is also a Company “match” on the amount of base salary and cash bonuses deferred under the plan for any calendar year. In general, to the extent a participating key employee’s base salary and cash bonuses for the applicable year do not exceed a certain annual compensation limit prescribed by the Code for tax-qualified plans (which limit was $170,000 for 2001 and $200,000 for 2002), the match is 4% of the base salary and cash bonuses deferred by the employee under the plan. To the extent a participating key employee’s base salary and cash bonuses for the applicable year exceed the appropriate annual compensation limit, the match is generally equal to the lesser of 66 2/3 % of the base salary and cash bonuses deferred by the key employee under the plan or 4% of the key employee’s base salary and cash bonuses for the applicable year that are in excess of such annual compensation limit.

      Amounts deferred or surrendered by any participating key employee under the Executive Deferred Compensation Plan and any related Company “match” are credited to the account of the participant under the plan and are assumed to be invested in various mutual funds or other investments (including common shares) as designated by the participant, except that any restricted stock that is surrendered under the plan is generally assumed to be invested in common shares until at least six months after the date on which the restrictions applicable to such shares would otherwise have lapsed and that any common share awards that are deferred under the plan are assumed to be invested in common shares.

      The accounts under the Executive Deferred Compensation Plan are funded, and benefits are paid from the assets of the Executive Deferred Compensation Plan.

      Upon the termination of employment of any participant under the Executive Deferred Compensation Plan, the amounts then credited to the participant’s account are generally distributed, as so elected by the participant, in two to ten annual installments (in cash and/or common shares), except that any amounts credited to his or her account under the plan that are attributable to his or her surrender of restricted stock (not including amounts that were credited to such account as assumed cash dividends on such stock) are forfeited if the restricted stock would have been forfeited at the time of the participant’s termination of employment had such stock not been surrendered under the plan. In addition, as a special rule, in the event of a change in control of the Company, all of the amounts then credited under the plan to a participant’s account under the plan are generally paid in a lump sum on the day after the change in control.

      The 2002 “match” for Messrs. Smith and Callaghan under the Executive Deferred Compensation Plan is reflected in the “Summary Compensation Table” on page 19 under the “All Other Compensation” column. Messrs. Ellenberger, Mooney, Cassidy and Schilling did not participate in the Executive Deferred Compensation Plan during 2002.

Defined Benefit or Actuarial Plan Disclosure

      All of the named executive officers of the Company participated during 2002 in both the Broadwing Pension Plan (the “Management Pension Plan”), which was formerly named the Cincinnati Bell Management Pension Plan and is a tax-qualified defined benefit pension plan, and a non-tax-qualified pension plan known as the Cincinnati Bell Inc. Pension Program (the “Pension Program”), except that Messrs. Cassidy, Callaghan, Schilling and Smith did not participate during 2002 in the Pension Program and Mr. Ellenberger’s participation ended on termination of employment on October 1, 2002.

      The basic benefit formula under the Management Pension Plan is a cash balance formula. Under this formula, each participant has an account to which pension credits are allocated at the end of each year based upon the participant’s attained age and plan compensation for the year (with such plan compensation being subject to a maximum legal annual compensation limit, which limit was $170,000 for 2001 and $200,000 for 2002). To the extent that a participant’s plan compensation exceeds the Social Security old age retirement taxable wage base, additional pension credits are given for such excess compensation. The following chart shows the annual pension credits which are given at the ages indicated:

Attained Age	Pension Credits

Less than 30 years	3.00% of total plan compensation plus 3.00% of excess compensation for 2002
30 but less than 35 years	3.25% of total plan compensation plus 3.25% of excess compensation for 2002
35 but less than 40 years	3.75% of total plan compensation plus 3.75% of excess compensation for 2002
40 but less than 45 years	4.50% of total plan compensation plus 4.50% of excess compensation for 2002
45 but less than 50 years	5.25% of total plan compensation plus 5.25% of excess compensation for 2002
50 but less than 55 years	6.50% of total plan compensation plus 6.50% of excess compensation for 2002
55 or more years	8.00% of total plan compensation plus 8.00% of excess compensation for 2002

      A participant’s account under the Management Pension Plan is also generally credited with assumed interest for each calendar year at a certain interest rate. Such interest rate was 6.5% per annum for 2002 with respect to a participant while he or she is still employed by the Company or a Company subsidiary and 3.5% (or 4% if a participant elects out of a pre-retirement death benefit) for a participant while he or she is not so employed. (In the case of a participant who was a participant in the Management Pension Plan on December 31, 1993 or who has benefits transferred from other plans to the Management Pension Plan, the participant’s account also was credited with pension credits equivalent to the participant’s accrued benefit on that date or when such benefits are transferred, as the case may be.)

      After retirement or other termination of employment, a participant under the Management Pension Plan is entitled to elect to receive a benefit under the plan in the form of a lump sum payment or as an annuity, generally based on the balance credited to the participant’s cash balance account under the plan when the benefit begins to be paid (but also subject to certain transition or special benefit formula rules in certain situations).

      Under the Pension Program, each current active participant’s pension at retirement, if paid in the form of a single life annuity, generally will be an amount equal to the difference between 50% of the participant’s average monthly compensation (for the 36-month period that occurs during the 60-month period preceding retirement that produces the highest compensation amount) and the sum of the participant’s benefits payable under the Management Pension Plan (including for this purpose amounts which are intended to supplement or be in lieu of benefits under the Management Pension Plan) and Social Security benefits. Also, there is a reduction in such pension amount of 2.5% for each year by which the sum of the participant’s years of age and years of service at retirement total less than 75, and no benefits are payable if the participant terminates employment (other than by reason of his or her death) prior to attaining age 55 and completing at least 10 years of service credited for the purposes of the plan.

      As a participant under the Pension Program, if Mr. Mooney continues in employment and retires at age 65, his estimated single life annuity annual pension amounts under both the Management Pension Plan and the Pension Program combined, prior to deduction for Social Security benefits and assuming his annual compensation for all years subsequent to 2003 will be the same as his targeted compensation for 2003, would be $686,400. Since Mr. Mooney is currently age 44 with twelve years of service, his annual pension amount would not be reduced under the current provisions of the Pension Program if he retires prior to age 65.

Effect of Change in Control on Certain Executive Compensation Plans

      Under the Long Term Incentive Plan, in the event of a change in control, all outstanding stock options will become immediately exercisable, all restrictions applicable to restricted stock awards will lapse and a pro rata portion of all accrued incentive awards will be paid in cash. Under the Executive Deferred Compensation Plan, the present value of all deferred amounts will be paid in cash in the event of a change in control. The present values of all accrued unfunded benefits under the Management Pension Plan and the Pension Program will be funded within five days after a change in control.

STOCK PERFORMANCE GRAPH

      The graph below shows the cumulative total shareholder return assuming the investment of $100 on the date specified (and the reinvestment of dividends thereafter) in each of (i) the Company’s common shares (ii) the S&P 500® Stock Index, and (iii) the Network/ Telephone Peer Group (the “Network Telecom Peer Group”).

CUMULATIVE TOTAL RETURN

Based upon an initial investment of $100 on December 31, 1997 with dividends reinvested

	Dec-97	Dec-98	Dec-99	Dec-00	Dec-01	Dec-02

Broadwing Inc.	$100	$124	$279	$173	$72	$27
S&P 500®	$100	$129	$156	$141	$125	$97
Network Telecom Peer Group	$100	$149	$165	$143	$131	$100

      Source: Georgeson Shareholder Communications Inc. Copyright © 2003, Standards & Poor’s, a division of the McGraw-Hill Companies, Inc. All rights reserved.

      The Network Telecom Peer Group consists of ALLTEL Corp., Ameritech Corp. (thru 3Q99), Verizon Communications (fka Bell Atlantic Corp.) BellSouth Corp., Frontier Corp. (thru 2Q99), Global Crossing Ltd. (since 4Q98), GTE Corp. (thru 2Q00), Level 3 Communications Inc., Qwest Communications Intl. Inc. (since 3Q97), SBC Communications Inc., Southern New England Telecommunications Corp. (thru 3Q98), Sprint Corp., U S West, Inc. (thru 2Q00) and Williams Communications Group (since 1Q00).

OTHER MATTERS

Disclosure Regarding Forward-Looking Statements

      This Proxy Statement contains forward-looking statements including statements containing the words “believes,” “anticipates,” “expects,” “intends” and words of similar import. These statements involve known and unknown risks and uncertainties that may cause our actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that we believe might cause such differences include those specific risks that are discussed in this Proxy Statement and in the Risk Factors detailed in the Company’s previous filings with the Securities and Exchange Commission including the most recent annual report on Form 10-K. In assessing forward-looking statements contained herein, shareholders are urged to read carefully all cautionary statements in this Proxy Statement and in those other filings made by the Company with the Commission.

Certain Transactions

      In connection with the Company’s 1999 merger with IXC Communications, Inc. (now known as Broadwing Communications Inc.), pursuant to an Investment Agreement dated July 21, 1999, among the Company and Oak Hill Capital Management, Inc. and its affiliated entities, Oak Hill purchased $400,000,000 of convertible subordinated debentures of the Company. The debentures are convertible at the option of Oak Hill at any time into common shares at a price of $29.89 per share. Pursuant to the Investment Agreement, as long as Oak Hill and its affiliated entities hold at least two-thirds of the common shares issued or issuable upon conversion of the convertible subordinated debentures, Oak Hill has the right to designate one director. Mr. J. Taylor Crandall is currently the designee of Oak Hill on the Board of Directors of the Company. The Investment Agreement resulted from arms-length negotiations between the Company and Oak Hill.

Section 16 Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York and Cincinnati Stock Exchanges. Directors, executive officers and greater than 10% shareholders are required by regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file. Such reports are filed on Forms 3, 4 and 5 under the Exchange Act. Based solely on its review of the copies of such forms received by it, the Company believes that, during the period commencing January 1, 2002 and ending December 31, 2002, all such persons complied on a timely basis with the filing requirements of Section 16(a) with the exception of the following:

Reporting Person	Form	Due Date(s)	Date Filed

Mr. Shingler	Form 4	12-09-02	Filed 12-10-02
Mr. Smith	Form 4	8-29-02; 9-12-02; 9-26-02	Filed 10-1-02
Mr. Callaghan	Form 4	8-29-02; 9-12-02; 9-26-02	Filed 10-2-02

      Mr. Shingler’s Form 4 was filed one day late because he had not obtained a CIK or CCC code. Mr. Smith reported automatic bi-weekly payroll contributions into the Broadwing Executive Deferred Compensation Plan. Mr. Callaghan reported automatic bi-weekly payroll contributions into the Broadwing Inc. Retirement Savings Plan (401k).

Shareholder Proposals for Next Year’s Annual Meeting

      Shareholder proposals intended for inclusion in next year’s Proxy Statement should be sent to Jeffrey C. Smith, Secretary, Broadwing Inc., 201 East Fourth Street, P.O. Box 2301, Cincinnati, Ohio 45201 and must be received by November 26, 2003. Any such proposal must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. Any shareholder who intends to propose any other matter to be acted upon at the 2004 annual meeting of shareholders without inclusion of such proposal in the Company’s proxy statement must inform the Company no later than February 1, 2004. If notice is not provided by that date, the persons named in the Company’s proxy for the 2004 annual meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the 2004 annual meeting. All shareholder proposals and notices must also meet all requirements set forth in our Articles of Incorporation and our Amended Regulations.

      Shareholders may propose director candidates for consideration by the Governance and Nominating Committee of the Board of Directors. Any such recommendations should be directed to Jeffrey C. Smith, Secretary, Broadwing Inc., 201 East Fourth Street, P.O. Box 2301, Cincinnati, Ohio 45201.

Other Matters to Come Before the Meeting

      At the time this Proxy Statement was released for printing on March 31, 2003, the Company knew of no other matters that might be presented for action at the meeting. If any other matters properly come before the meeting, it is intended that the voting shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons voting them.

Financial Statements Available

      The Broadwing 2002 Annual Report to shareholders, which includes the consolidated financial statements of the Company and its subsidiaries, has been mailed to shareholders concurrently with this mailing of this Proxy Statement, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy solicitation materials. If you would like a copy of the Company’s 2002 Annual Report as filed with the Securities and Exchange Commission, please write to Jeffrey C. Smith, Secretary, Broadwing Inc., 201 East Fourth Street, P.O. Box 2301, Cincinnati, Ohio 45201, and the Company will send you one free of charge.

Proxy Statements for Shareholders Sharing the Same Household Mailing Address

      As part of the Company’s efforts to reduce costs and increase efficiency, when possible only one copy of this Proxy Statement and Annual Report has been delivered to multiple shareholders sharing the same household mailing address, unless the Company has received contrary instructions from one or more of the shareholders at that address.

      Upon written or oral request, Broadwing will provide a separate copy of this Proxy Statement to a shareholder at a shared address to which a single copy of the Proxy Statement was delivered. If your household mailing address is shared with other shareholders and you did not receive a separate Proxy Statement and Annual Report, but would like to receive a separate copy of this as well as future Company communications, please contact our transfer agent, The Fifth Third Bank, at the following address:

The Fifth Third Bank
Corporate Trust Administration
Attn: Mr. Geoffrey Anderson, Mail drop #10AT60
38 Fountain Square Plaza
Cincinnati, OH 45263
513-534-8189

      If shareholders residing at the same household mailing address are currently receiving multiple copies of Company communications but would like to receive only one in the future, please send written notice to The Fifth Third Bank at the above address. In the written notice please indicate the names of all accounts in your household and The Fifth Third Bank will forward the appropriate forms for completion.

      Any shareholders participating in the householding program will, however, continue to receive a separate proxy card or voting instruction card for each account.

By Order of the Board of Directors
/s/ Jeffrey C. Smith
Jeffrey C. Smith
Secretary

April 4, 2003

Printed on Recycled Paper

BROADWING INC.

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NOTICE OF MEETING

     Notice is hereby given that the annual meeting of shareholders of Broadwing Inc. (“Annual Meeting”) will be held on Tuesday, April 29, 2003 at 11:00 a.m. Eastern Daylight Savings Time at Reakirt Auditorium, Cincinnati Museum Center at Union Terminal, 1301 Western Avenue, Cincinnati, Ohio, 45203 for the following purposes: to elect three (3) Class I directors to serve three-year terms ending in 2006, and to consider any other matters that may properly come before the shareholders at the meeting.

By Order of the Board of Directors Jeffrey C. Smith Secretary

SOLICITATION OF PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL
MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 29, 2003.
THE BOARD RECOMMENDS VOTING “FOR” EACH NOMINEE

The undersigned hereby appoints Lawrence J. Bouman, J. Taylor Crandall and John M. Zrno each or any of them, as proxies, with full power of substitution, to represent and to vote all common shares and 6.75% Cumulative Convertible Preferred Stock of Broadwing Inc. held of record by the undersigned at the close of business on March 20, 2003, at the Annual Meeting and at any adjournment or postponement thereof, notice of which Annual Meeting together with the related Proxy Statement has been received. The proxies are directed to vote the shares as follows:

ITEM 1	Authority to vote for the election of three (3) Class I directors whose terms expire in 2006.	FOR / / ALL NOMINEES LISTED (EXCEPT AS MARKED TO THE CONTRARY BELOW)	WITHHELD	/ /

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST BELOW:

Karen M. Hoguet	Carl Redfield	David B. Sharrock

ITEM 2	In their discretion, to transact such other business as may be properly brought before shareholders at the Annual Meeting or at any adjournment(s) or post postponement thereof.

(CONTINUED ON REVERSE SIDE)

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BROADWING INC.
C/O CORPORATE TRUST SERVICES
MAIL DROP 10AT66—3212
38 FOUNTAIN SQUARE PLAZA
CINCINNATI, OHIO 45263

FOLD AND DETACH HERE

Please vote, date and sign below and return this proxy card promptly in the enclosed envelope. If you attend the meeting and wish to change your vote, you may do so by revoking your proxy card by casting your vote at the meeting. This proxy form, when properly executed, will be voted in accordance with the directions given by the shareholder. If no directions are given hereon, the proxy card will be voted FOR the election of directors. This proxy delegates discretionary authority with respect to any other matters which may come before the meeting.

Dated , 2003

SIGNATURE

SIGNATURE IF SHARES HELD JOINTLY

Please sign exactly as name appears opposite. Executors, trustees, administrators and other fiduciaries should so indicate.

YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed, and returned your proxy card. To vote by telephone or Internet, read the 2003 Proxy Statement and accompanying materials and then follow these easy steps:

To Vote by Phone (U.S. and Canada only)

(1)	Call toll free 1- in the United States or Canada any time on a touch tone telephone. There is no charge for the call.

(2)	Enter the -digit Control Number located above [or on the front side of this card].

(3)	Follow the simple instructions.

To Vote by Internet (worldwide)

(1)	Go the following web site: www.

(2)	Enter the information requested on your computer screen, including your -digit Control Number located above [or on the front side of this card].

(3)	Follow the simple instructions on the screen.

If you vote by telephone or the Internet, DO NOT mail back the proxy or voting instruction card.